UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

REDDY ICE HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Reddy Ice Holdings, Inc., a Delaware corporation (the “Company”), announced on July 2, 2007 that it has entered into an Agreement and Plan of Merger, dated as of July 2, 2007 (the “Merger Agreement”), by and among the Company, Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation (together with Frozen, LLC, the “Parents”) and Hockey MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parents (the “Merger Sub”).  The Parents are entities formed by GSO Capital Partners, L.P. (“GSO”).  The Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company being the surviving corporation of the Merger.  Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Shares”), other than any Shares owned by the Company, the Parents or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $31.25 in cash, without interest.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

The Merger Agreement provides for a post-signing “go-shop” period which will permit the Company to solicit competing acquisition proposals for 45 days, concluding August 16, 2007.

The merger agreement will permit the Company to continue paying regular quarterly dividends at its current annual rate of $1.68 per share prior to the closing of the merger.  In addition, in the event that the merger does not close prior to November 1, 2007, the Company will be permitted to declare a partial quarterly dividend for the portion of the fourth quarter which occurs prior to the closing based on the current annual dividend rate.

The Parents have received debt financing commitments for the transaction, subject to customary terms and conditions.  The Merger is subject to customary closing conditions, including the approval of the stockholders of the Company and clearance under the Hart Scott Rodino Antitrust Improvements Act.

A copy of the press release issued by the Company on July 2, 2007 (the “Press Release”) announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Press Release, which are attached hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information will be Filed with the SEC:

In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC.  Before making any voting decision, the company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction.  The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Reddy Ice Holdings, Inc., 8750 North Central Expressway, Suite 1800, Dallas, Texas 75231, telephone: (214) 526-6740, or from the Company’s website, http://www.reddyice.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2007.  Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.

Item 8.01  Other Events.

On July 2, 2007, Reddy Ice Holdings, Inc. (the “Company”) issued a press release which, among other things, discussed and revised its earnings guidance for the year ending December 31, 2007. The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

2.1†	Agreement and Plan of Merger, dated as of July 2, 2007, by and among the Reddy Ice Holdings, Inc., Frozen, LLC, Hockey Parent Inc. and Hockey MergerSub, Inc.

99.1†	Press Release dated June 15, 2007.

† Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 2, 2007

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Chief Financial and Accounting Officer